Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

7 July 2023

056710.0008

Autozi Internet Technology (Global) Ltd.

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Autozi Internet Technology (Global) Ltd. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of certain class A ordinary shares of par value of US$0.0001 per share of the Company (the Shares) (the Listing).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

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Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au  |  M Chu  |  I Clark  |  JP Engwirda  |  Y Fan  |  P Kay

MW Kwok  |  IN Mann  |  R Ng  |  |ATC Ridgers  |  PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

2

Authorised Share Capital. Based on our review of the Restated M&A (as defined in Schedule 1), the authorized share capital of the Company, upon its coming into effect, will be US$500,000 divided into 5,000,000,000 shares of par value of US$0.0001 each, comprising of (i) 4,799,348,559 class A ordinary shares of par value of US$0.0001 each and (ii) 199,652,441 class B ordinary shares of par value of US$0.0001 each.

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Valid Issuance of Shares. The issue and allotment of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, allotted, non-assessable and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

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Cayman Islands Law. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 15 July 2021;

2	The amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 10 November 2022 (the M&A);

3

The second amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 7 July 2023 and effective immediately upon the Commission’s declaration of effectiveness of the Company’s Registration Statement on Form F-1 (the Restated M&A);

4	The register of members and register of directors of the Company provided to us on 22 May 2023,

(Copies of 1-4 above have been provided to us by the Company’s registered office in the Cayman Islands (the Corporate Documents, and together with items 5-7 below, the Documents)) and

5	A copy of executed written resolutions of the sole director of the Company dated 7 July 2023 (the Resolutions);

6	A certificate of good standing dated 4 July 2023 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing); and

7	The Registration Statement.

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The Restated M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

4

Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of the sole director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

5

No Steps to Wind-up. The director and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

6

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the transactions contemplated under the Registration Statement will not cause any of the parties thereto to be in breach of any agreement or undertaking.

SCHEDULE 3

Qualifications

1

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the Companies Act) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

2

In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3	We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2021 Revision).

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